                                                                    EXHIBIT 10.9


                                            U.S. Department of Justice


                                            United States Attorney
                                            District of Massachusetts


Main Reception: (617) 748-3100              United States Courthouse, Suite 9200
                                            1 Courthouse Way
                                            Boston, Massachusetts 02210


                                        January 17, 2000

By Hand
-------

Jonathan Chiel, Esq.                    Jeffrey E. Stone, Esq.
Choate, Hall & Stewart                  McDermott, Will & Emery
Exchange Place                          222 West Monroe Street
53 State Street                         Chicago, IL 60606-5096
Boston, MA 02109-2891

Alan E. Reider, Esq.                    Harold Damelin, Esq.
Breckinridge L. Willcox, Esq.           Powers, Pyles, Sutter &
Arent, Fox, Kintner, Plotkin              Verville
 & Kahn                                 12/th/ Floor
1050 Connecticut Avenue, NW             1875 Eye Street, NW
Washington, D.C. 20036                  Washington, D.C. 20006-5409


          Re:  Fresenius Medical Care Holdings, Inc.
               -------------------------------------

Gentlemen:

     This letter sets forth the Agreement between the United States Department of Justice and the United States Attorney for the District of Massachusetts (hereinafter collectively "United States") and your client, Fresenius Medical Care Holdings, Inc., ("FMCH"), a New York corporation, as follows:

     1.   No Criminal Prosecution of FMCH
          -------------------------------

     Except as set forth below, the United States hereby declines criminal prosecution of FMCH, its wholly owned subsidiary, National Medical Care, Inc.
(NMC), and their parent,
subsidiary and affiliated corporate entities, except NMC Homecare, Inc. ("NMC Homecare"), LifeChem, Inc. ("LifeChem") and NMC Medical Products, Inc. ("MPD"), for the following conduct: (1) conduct described in the Information attached hereto as Exhibit A; (2) conduct within the scope of the grand jury investigation conducted by the United States Attorney for the District of Massachusetts; and (3) conduct otherwise known to the United States Attorney for the District of Massachusetts as of the date of this letter.

     Certain allegations regarding Spectra Laboratories, Inc. were recently brought to the attention of the U.S. Attorney for the Northern District of California ("USA-NDCA"). Based upon a preliminary review of those allegations, the USA-NDCA has no present intention to open a criminal investigation into those allegations. However, facts may come to the attention of the USA-NDCA that might lead to a criminal investigation. As a result, the USA-NDCA does not decline prosecution of Spectra Laboratories, Inc., SRC Holding Company, Inc., or any other entity responsible for their conduct.

     This agreement is not intended to and does not affect the criminal liability of any individual.

     This declination of criminal prosecution is contingent on (1) the guilty pleas of NMC Homecare, LifeChem, and MPD, as set forth in the Plea Agreements which are being signed contemporaneous with this Agreement, being accepted by the Court, and not withdrawn, and (2) FMCH, NMC and their related entities performing all of their obligations as set forth in this Agreement and the four civil settlement agreements (NMC Homecare, LifeChem, credit balances and Doppler Flow Test/BIA tests) being signed contemporaneous with this Agreement. If such guilty pleas are not accepted by the court or are withdrawn for any reason, or if FMCH, or a related entity, should fail to perform an obligation under one of the civil settlement agreements, this declination of criminal prosecution shall be null and void.

     2.   Corporate Integrity Agreement
          -----------------------------

     Contemporaneous with the execution of this agreement, FMCH shall enter into a Corporate Integrity Agreement with the Office of Inspector General ("Inspector General") for the United States Department of Health and Human Services.

     3.   FMCH Guarantee
          --------------

     FMCH hereby acknowledges that, pursuant to the Guarantee Agreement dated July 31, 1996 among Fresenius Medical Care AG, FMCH, NMC, and the United States of America, a copy of which is attached as Exhibit B, FMCH has unconditionally guaranteed to the United States the prompt payment when due of all obligations of NMC to the United States in respect of the Government Claims, as defined in the Guarantee Agreement. FMCH expressly and unequivocally agrees that the obligations of FMCH, NMC, NMC Homecare, LifeChem, and MPD contained in the Plea Agreements and Civil Settlement Agreements being signed contemporaneous with this Agreement constitute obligations of NMC to the United States in respect of the Government Claims within the meaning of the Guarantee Agreement.

     4.   Waiver of Defenses
          ------------------

     In the event that the guilty pleas of NMC Homecare, LifeChem, or MPD, as contemplated by the Plea Agreements being signed contemporaneous with this Agreement, are not accepted by the Court for whatever reason, or are later withdrawn for whatever reason, FMCH hereby agrees for itself and on behalf of NMC, and their parent, subsidiary and affiliated corporate entities, to waive, and not interpose, any defense it or they would have under any statute of limitations or the Speedy Trial Act, by virtue of the passage of time subsequent to the execution of this Agreement, as to any criminal charges relating to the matters within the scope of the grand jury investigation conducted by the U.S. Attorney, if such charges are filed within 90 days of the date on which such guilty plea is rejected or withdrawn. In addition, FMCH agrees on behalf of itself, NMC and their subsidiary and affiliated corporations to extend and maintain in full force and effect the waivers of the statute of limitations and Speedy Trial Act contained in the letters of January 7, 2000 from Susan G. Winkler to Jonathan Chiel, Esq. and January 10, 2000 from Breckinridge L. Willcox, Esq., et al. to Peter A. Mullin. FMCH agrees to take all steps
               -- --
necessary to obtain such waivers from NMC, and its subsidiary and affiliated corporate entities, including, but not limited to, obtaining corporate authorization to sign any necessary document.

     5.   Cooperation of FMCH
          -------------------

     FMCH agrees to cooperate completely and truthfully with the U.S. Attorney in connection with his on-going investigation and prosecution of others for alleged violations of federal criminal law arising out of his investigation. FMCH understands and agrees that such cooperation shall include, without limitation, the following, if requested by the U.S. Attorney:

     a. prompt production to the U.S. Attorney of any non-privileged document or record in the possession, custody or control of FMCH, NMC or their subsidiary and affiliated corporate entities relating to the subject matter of the investigation;

     b. taking all reasonable measures available to FMCH to ensure that present and former officers, directors, agents and employees of FMCH, NMC and their subsidiary and affiliated corporate entities cooperate truthfully and completely with the U.S. Attorney in connection with his on-going investigation and prosecutions; and

     c. taking all reasonable measures available to FMCH to make all present and former officers and employees of FMCH, NMC and their subsidiary and affiliated corporate entities available for interviews by law enforcement personnel, upon reasonable notice.

6.             Breach of Agreement
               -------------------

     If the United States determines that FMCH has failed to comply with any provision of this Agreement, the United States may, at its sole option, be released from its commitments under the Agreement in their entirety, by notifying FMCH, through counsel or otherwise, in writing. The United States may also pursue all remedies available to it under the law irrespective of whether the United States elects to be released from its commitments under this Agreement. FMCH understands that should it breach any provision of this Agreement, the United States will have the right to use against FMCH and NMC, before any grand jury, at any trial, hearing or for sentencing purposes, any statements, information, materials, documents or objects provided by FMCH to the United States pursuant to this Agreement, without limitation.

6.             Who Is Bound By Agreement
               -------------------------

     This Agreement is binding upon FMCH and the United States Department of Justice, including each of its United States Attorney's Offices, but can not and does not bind the Tax Division of the U.S. Department of Justice, the Internal Revenue Service of the U.S. Department of the Treasury or any other federal, state or local prosecutive authority.

6.             Corporate Authorization
               -----------------------

     FMCH shall provide to the U.S. Attorney a certified copy of a resolution of its Board of Directors, affirming that the Board of Directors has authority to enter into this Agreement and has (1) reviewed this Agreement, the attached Information, the three Plea Agreements and four Civil Settlement Agreements being signed contemporaneous with this Agreement and the attached

Guarantee Agreement; (2) consulted with legal counsel in connection with the matter; (3) voted to enter into this Agreement; and (4) voted to authorize the corporate officer identified below to execute this Agreement and all other documents necessary to carry out the provisions of the Agreement.

     9.   Complete Agreement
          ------------------

     This letter, together with the three Plea Agreements and four Civil Settlement Agreements being signed contemporaneous with this Agreement, and the July 31, 1996 Guarantee Agreement, contain the complete agreement between the parties relating to the criminal disposition of this matter. No promises, representations, or conditions have been entered into other than those set forth in this letter and the above-referenced documents. This Agreement supersedes prior understandings, if any, of the parties, whether written or oral, relating to the criminal disposition of this matter. This Agreement can be modified or supplemented only in a written memorandum signed by the parties or on the record in Court.

     If this letter accurately reflects the Agreement between the United States and your client, Fresenius Medical Care Holdings, Inc., please execute this Agreement in the spaces indicated below, provide the requisite documentation of authorization to enter into this Agreement and return the original of this letter to Assistant U.S. Attorney Peter A. Mullin or Susan G. Winkler.

                                        Sincerely yours,

                                        /s/ Mark W. Pearlstein
                                        --------------------------------
                                        MARK W. PEARLSTEIN
                                        Acting United States Attorney
                                        District of Massachusetts

                                        /s/ John Keeney (wwp)
                                        --------------------------------
                                        JOHN C. KEENEY
                                        Deputy Assistant Attorney General
                                        Criminal Division
                                        U.S. Department of Justice

     The Board of Directors has authorized me to execute this Agreement on behalf of Fresenius Medical Care Holdings, Inc. The Board has read this letter, the attached criminal Information, the three Plea Agreements and four Civil Settlement Agreements being signed contemporaneous herewith, and the Guarantee Agreement, in their entirety, understands them, and has discussed them fully with FMCH's legal counsel. I hereby acknowledge, on behalf of FMCH, that this letter fully sets forth FMCH's agreement with the United States, and that no additional promises or representations have been made to the corporation by any official of the United States in connection with the criminal disposition of this matter. FMCH is entering into this Agreement freely, voluntarily and knowingly because it believes this Agreement is in its best interest.


Dated: 1/18/00               /s/ Ben J. Lipps
                             -----------------------------
                             BEN J. LIPPS
                             President
                             Fresenius Medical Care Holdings, Inc.


Dated: January 18, 2000      /s/ Jonathan Chiel
                             -----------------------------
                             JONATHAN CHIEL
                             Choate, Hall & Stewart


Dated: 1/18/00               /s/ Alan E. Reider
                             -----------------------------
                             ALAN E. REIDER
                             Arent, Fox, Kintner, Plotkin & Kahn


Dated: 1/18/00               /s/ Breckinridge L. Willcox
                             -----------------------------
                             BRECKINRIDGE L. WILLCOX
                             Arent, Fox, Kintner, Plotkin & Kahn


Dated: January 18, 2000      /s/ Jeffrey E. Stone
                             --------------------------------
                             JEFFREY E. STONE
                             McDermott, Will & Emery


Dated: 1/18/00               /s/ Harold Damelin
                             --------------------------------
                             HAROLD DAMELIN
                             Powers, Pyles, Sutter & Verville

                             Attorneys for Fresenius Medical Care
                             Holdings, Inc.

                                   EXHIBIT A
                                 (Information)

The Information dated January 19, 2000 is incorporated by reference to Exhibit A of Exhibit 10.6 to this Current Report on Form 8-K.